Exhibit 23.4

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Palm, Inc. of our report dated July 21, 2002, relating to the financial statements and financial statement schedule, which appears in Handspring, Inc.’s Annual Report on Form 10-K for the year ended June 28, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

August 26, 2003

San Jose, California.